EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY REPORTS RESULTS FOR
SECOND AND THIRD QUARTERS OF FISCAL 2006

FOR IMMEDIATE RELEASE	CONTACT:	JILL PETERS
(818) 871-3000

Calabasas Hills, CA – November 30, 2006 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) today reported financial results for the second and third quarters of fiscal 2006, which ended on July 4, 2006 and October 3, 2006, respectively.

Second Quarter Fiscal 2006 Results

Total revenues for the Company’s second quarter of fiscal 2006 increased 12% to $322.6 million from $288.5 million in the second quarter of fiscal 2005.  Net income and diluted net income per share were $23.4 million and $0.30, respectively.  Before the impact of stock option expense, net income increased 13% to $26.4 million and diluted net income per share increased 14% to $0.33.

Comparable restaurant sales decreased 0.8% in the second quarter of fiscal 2006 driven by the macro trends impacting much of the restaurant industry, as previously discussed by the Company.  By concept, comparable restaurant sales decreased 1.2% at The Cheesecake Factory and increased 5.5% at Grand Lux Cafe in the second quarter of fiscal 2006.

Third Quarter Fiscal 2006 Results

Total revenues for the Company’s third quarter of fiscal 2006 increased 11% to $325.3 million from $294.0 million in the third quarter of fiscal 2005.  Net income and diluted net income per share were $18.1 million and $0.23, respectively.  Before the impact of stock option expense, net income was down 3% from the prior year and diluted net income per share was flat.

Comparable restaurant sales decreased 1.6% in the third quarter of fiscal 2006 as the macro trends impacting traffic for many in the restaurant industry continued.  By concept, comparable restaurant sales decreased 2.1% at The Cheesecake Factory and increased 6.7% at Grand Lux Cafe in the third quarter of fiscal 2006.

Note that the Company adopted the requirements related to expensing stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) on a prospective basis beginning in the first quarter of fiscal 2006, which reduced diluted net income per share by $0.03 and $0.04 in the second and third quarters of fiscal 2006, respectively.

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

“While it has been a challenging year for many of us in the restaurant industry, I am encouraged by recent trends and pleased with the level and quality of service we are providing, the positive guest response to our most recent menu change and the success of our recent openings.  I am confident that The Cheesecake Factory is well positioned to benefit in the future as guests increase their dining out occasions,” commented David Overton, Chairman and CEO. “Although sales at The Cheesecake Factory restaurants have not yet returned to normalized levels, we have seen improvement over the past few months and comparable restaurant sales to date in the fourth quarter are flat to slightly positive.  In addition, we continue to experience ongoing strength in comparable restaurant sales at Grand Lux Cafe, which delivered a 6.7% increase in the third quarter, lapping a 3.8% increase in the third quarter of last year.  Grand Lux Cafe has proven itself to be a solid second concept for the Company.”

New Restaurant Openings

To date in fiscal 2006, the Company has opened 15 new Cheesecake Factory restaurants and one Grand Lux Cafe, and remains on track to open as many as five additional Cheesecake Factory restaurants in the fourth quarter of fiscal 2006, for a total of 21 new restaurants in fiscal 2006.

“We are very pleased with all of our recent Cheesecake Factory restaurant openings, particularly the Albany, New York location with average weekly sales of approximately $280,000, and the Oklahoma City, Oklahoma location with average weekly sales of nearly $240,000.  The Grand Lux Cafe in Boca Raton, Florida, which opened in the third quarter, is also doing nicely with average weekly sales of approximately $220,000,” concluded Overton.

The Company’s preliminary expansion goal for fiscal 2007 is to open as many as 21 new restaurants, including as many as five to six Grand Lux Cafes.  Signed leases or letters of intent are in-hand for most of the potential 2007 openings.  The Company will provide expectations for the number of locations opening in each quarter of fiscal 2007 when it announces fourth quarter and year-end fiscal 2006 results.

The Cheesecake Factory Receives Industry Honors

The Cheesecake Factory was named the winner in the casual dining category of Restaurants & Institutions’ Consumers’ Choice in Chains Award, which surveyed over 3,100 restaurant patrons on the national restaurant chains they frequent.  The Cheesecake Factory’s overall score ranked the highest not only among all casual dining concepts, but it was also the survey’s highest overall score across 13 different dining segments.  In addition, The Cheesecake Factory received the highest scores across all dining segments for food quality and service.

Conference Call and Webcast

A conference call to review the results for the second and third quarters of fiscal 2006 will be held on Thursday, November 30, 2006 at 2:00 p.m. Pacific Time.  The conference call will be broadcast live over the Internet and a replay will be available shortly after the call and continue through December 29, 2006.  To listen to the conference call, please go to the Company’s website at thecheesecakefactory.com at least 15 minutes prior to the start of the call to register and download any necessary audio software. Click on the “Investors” link on the home page, and select the links for “Financial Information” and “Webcasts.”

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated operates 118 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.00.  The Company also operates two bakery production facilities that produce over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates eight upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.  For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  In particular, forward-looking statements regarding the Company’s restaurant sales trends are subject to risks and uncertainties due to national and regional economic and public safety conditions that impact consumer confidence and spending, as well as weather and other factors outside of the Company’s control.  Forward-looking statements regarding the number and timing of the Company’s planned new restaurant openings are subject to risks and uncertainties due to factors outside of the Company’s control, including factors that are under the control of government agencies, landlords and others.  Certain of the Company’s directors and certain of its current and former officers are defendants in eight lawsuits relating to the Company’s stock option grants.  These actions are in the preliminary stages, and the Company cannot provide assurance that their ultimate outcome will not have a material, adverse affect on the Company’s business, financial condition or results of operations.  The staff of the Securities and Exchange Commission has informed the Company that it is conducting an informal inquiry into the Company’s stock option grants.  The outcome of this inquiry could have a material, adverse affect on the Company’s business, financial condition or results of operations.  The Company received an initial Staff Determination letter from The Nasdaq Stock Market on August 17, 2006 and a second Staff Determination letter on November 15, 2006 indicating that the Company is not in compliance with the filing requirements for continued listing under Marketplace Rule 4310(c)(14) as a result of the Company’s inability to file its Quarterly Report on Form 10-Q for the second and third quarters of fiscal 2006 by the prescribed due dates.  Although the Company appealed the initial Staff Determination at a hearing before the Nasdaq Listing Qualifications Panel on September 27, 2006 and responded to the second Staff Determination in writing on November 22, 2006, there is no assurance that the Panel will grant the Company’s request for continued listing.  Until a decision is made by the Panel, the Company’s common stock will remain listed on The Nasdaq Global Select Market.  Forward-looking statements speak only as of the dates on which they were made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission.

The Cheesecake Factory Incorporated and Subsidiaries

Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended		26 Weeks Ended		26 Weeks Ended
	July 4, 2006		June 28, 2005		July 4, 2006		June 28, 2005
			(restated)				(restated)
Consolidated Statements of Operations	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue

Revenues	$322,573	100.0%	$288,499	100.0%	$629,292	100.0%	$556,881	100.0%
Costs and expenses:
Cost of sales	80,374	24.9%	74,357	25.8%	157,322	25.0%	143,275	25.7%
Labor expenses	102,236	31.7%	89,859	31.2%	201,663	32.0%	172,955	31.2%
Other operating expenses	74,129	23.0%	64,439	22.3%	146,339	23.3%	126,401	22.7%
General and administrative expenses	16,769	5.2%	12,626	4.4%	32,506	5.2%	24,501	4.4%
Depreciation and amortization expenses	12,990	4.0%	10,654	3.7%	25,394	4.0%	20,857	3.7%
Preopening costs	3,250	1.0%	2,127	0.7%	7,547	1.2%	6,520	1.2%
Total costs and expenses	289,748	89.8%	254,062	88.1%	570,771	90.7%	494,509	88.9%
Income from operations	32,825	10.2%	34,437	11.9%	58,521	9.3%	62,372	11.1%
Interest income, net	977	0.3%	928	0.3%	2,501	0.4%	1,724	0.3%
Other income, net	147	0.0%	149	0.1%	1,801	0.3%	286	0.1%
Income before income taxes	33,949	10.5%	35,514	12.3%	62,823	10.0%	64,382	11.5%
Income tax provision	10,504	3.2%	12,349	4.3%	20,104	3.2%	22,387	4.0%
Net income	$23,445	7.3%	$23,165	8.0%	$42,719	6.8%	$41,995	7.5%

Basic net income per share	$0.30		$0.30		$0.54		$0.54
Basic weighted average shares outstanding	78,221		78,211		78,570		78,108

Diluted net income per share	$0.30		$0.29		$0.53		$0.52
Diluted weighted average shares outstanding	79,467		80,067		79,994		79,998

Selected Segment Information
Revenues:
Restaurants	$308,169		$276,180		$602,006		$531,128
Bakery	24,357		21,265		46,703		43,589
Intercompany bakery sales	(9,953)		(8,946)		(19,417)		(17,836)
	$322,573		$288,499		$629,292		$556,881

Income from operations:
Restaurants	$47,108		$44,134		$87,065		$80,036
Bakery	3,805		2,783		6,843		6,665
Corporate	(18,088)		(12,480)		(35,387)		(24,329)
	$32,825		$34,437		$58,521		$62,372

		January 3, 2006
Selected Consolidated Balance Sheet Information	July 4, 2006	(restated)
Cash and cash equivalents	$20,599	$31,052
Investments and marketable securities	129,844	146,922
Total assets	939,029	926,250
Total liabilities	280,048	279,454
Stockholders’ equity	658,981	646,796

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
Supplemental Information	July 4, 2006	June 28, 2005	July 4, 2006	June 28, 2005
Comparable restaurant sales percentage change (1)	-0.8%	1.8%	-1.1%	2.6%
Restaurants opened during period	2	1	4	6
Restaurants open at period-end	115	99	115	99
Restaurant operating weeks	1,471	1,279	2,920	2,497

(1) Includes Cheesecake Factory restaurants and Grand Lux Cafes

	13 Weeks Ended		13 Weeks Ended		39 Weeks Ended		39 Weeks Ended
	October 3, 2006		September 27, 2005		October 3, 2006		September 27, 2005
			(restated)				(restated)
Consolidated Statements of Operations	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue

Revenues	$325,337	100.0%	$293,972	100.0%	$954,629	100.0%	$850,853	100.0%
Costs and expenses:
Cost of sales	81,420	25.0%	74,660	25.4%	238,742	25.0%	217,935	25.6%
Labor expenses	104,931	32.3%	90,986	30.9%	306,594	32.1%	263,941	31.0%
Other operating expenses	77,072	23.7%	67,102	22.8%	223,411	23.4%	193,503	22.8%
General and administrative expenses	18,418	5.7%	14,049	4.8%	50,924	5.3%	38,550	4.5%
Depreciation and amortization expenses	13,465	4.1%	11,386	3.9%	38,859	4.1%	32,243	3.8%
Preopening costs	5,369	1.6%	3,760	1.3%	12,916	1.4%	10,280	1.2%
Total costs and expenses	300,675	92.4%	261,943	89.1%	871,446	91.3%	756,452	88.9%
Income from operations	24,662	7.6%	32,029	10.9%	83,183	8.7%	94,401	11.1%
Interest income, net	1,044	0.3%	1,133	0.4%	3,545	0.4%	2,857	0.3%
Other income, net	168	0.1%	114	0.0%	1,969	0.2%	400	0.1%
Income before income taxes	25,874	8.0%	33,276	11.3%	88,697	9.3%	97,658	11.5%
Income tax provision	7,747	2.4%	11,571	3.9%	27,851	2.9%	33,958	4.0%
Net income	$18,127	5.6%	$21,705	7.4%	$60,846	6.4%	$63,700	7.5%

Basic net income per share	$0.23		$0.28		$0.78		$0.81
Basic weighted average shares outstanding	77,757		78,511		78,299		78,228

Diluted net income per share	$0.23		$0.27		$0.76		$0.80
Diluted weighted average shares outstanding	78,695		80,235		79,576		80,063

Selected Segment Information
Revenues:
Restaurants	$311,627		$279,636		$913,633		$810,764
Bakery	24,495		23,368		71,198		66,957
Intercompany bakery sales	(10,785)		(9,032)		(30,202)		(26,868)
	$325,337		$293,972		$954,629		$850,853

Income from operations:
Restaurants	$40,731		$41,634		$127,796		$121,670
Bakery	3,936		4,517		10,779		11,182
Corporate	(20,005)		(14,122)		(55,392)		(38,451)
	$24,662		$32,029		$83,183		$94,401

		January 3, 2006
Selected Consolidated Balance Sheet Information	October 3, 2006	(restated)
Cash and cash equivalents	$19,571	$31,052
Investments and marketable securities	106,291	146,922
Total assets	984,670	926,250
Total liabilities	301,651	279,454
Stockholders’ equity	683,019	646,796

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
Supplemental Information	October 3, 2006	September 27, 2005	October 3, 2006	September 27, 2005
Comparable restaurant sales percentage change (1)	-1.6%	1.0%	-1.2%	2.0%
Restaurants opened during period	4	3	8	9
Restaurants open at period-end	119	102	119	102
Restaurant operating weeks	1,509	1,308	4,429	3,805

(1) Includes Cheesecake Factory restaurants and Grand Lux Cafes

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with Generally Accepted Accounting Principles (“GAAP”) throughout this press release, the Company has provided non-GAAP measurements which present the second quarter and third quarter fiscal 2006 year-over-year change in net income and diluted net income per share excluding the impact of stock-based compensation expense required under SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”).  SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their grant date fair values.  The Company adopted the new requirements beginning in the first quarter of fiscal 2006 using the modified prospective transition method and, as a result, did not retroactively adjust results from prior periods. Under this transition method, compensation expense associated with stock options recognized in the second and third quarters of fiscal 2006 included: 1) expense related to the remaining unvested portion of all stock option awards granted prior to January 4, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123; and 2) expense related to all stock option awards granted subsequent to January 4, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123R.  Compensation expense associated with stock options recognized in the second and third quarters of fiscal 2005 reflects the correction of the misapplication of the measurement date as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” with respect to certain option grants made to executive officers in fiscal years 1997 through 2001, to non-executive officers and other employees in fiscal years 1997 through 2004, and to outside directors in fiscal years 2000 and 2001.  These errors were identified in the Audit Committee of our Board of Directors’ voluntary review of our stock option granting practices, which we announced on July 18, 2006. In addition, certain other corrections were made. As a result, we are restating previously issued consolidated financial statements included in our Form 10-K for the fiscal year ended January 3, 2006 and in our Form 10-Q for the quarter ended April 4, 2006.  Throughout this press release, all referenced amounts for prior periods and prior period comparisons reflect the balances and amounts on a restated basis.   The conclusion of the review was announced on November 20, 2006.

The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.  The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results.

	13 Weeks Ended			13 Weeks Ended June 28, 2005			Year-Over-Year
	July 4, 2006			(restated)			Percentage Change
	Reported	After-Tax Stock-Based Compensation Expense	Adjusted	Reported	After-Tax Stock-Based Compensation Expense	Adjusted	Reported	Adjusted
	(unaudited; in thousands, except per share and statistical data)

Net income	$23,445	$2,988	$26,433	$23,165	$138	$23,303	1.2%	13.4%

Diluted net income per share	$0.30	$0.03	$0.33	$0.29	$0.00	$0.29	3.4%	13.8%

	13 Weeks Ended			13 Weeks Ended September 27, 2005			Year-Over-Year
	October 3, 2006			(restated)			Percentage Change
	Reported	After-Tax Stock-Based Compensation Expense	Adjusted	Reported	After-Tax Stock-Based Compensation Expense	Adjusted	Reported	Adjusted
	(unaudited; in thousands, except per share and statistical data)

Net income	$18,127	$3,008	$21,135	$21,705	$125	$21,830	-16.5%	-3.2%

Diluted net income per share	$0.23	$0.04	$0.27	$0.27	$0.00	$0.27	-14.8%	—

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